EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statements No. 333-17281, No. 333-17283, and 333-44249 of ACI Telecentrics Incorporated on Form S-8 of our report dated April 13, 2000 appearing in this Annual Report on Form 10-KSB of ACI Telecentrics, Incorporated for the year ended December 31, 1999.


/s/Deloitte & Touche LLP

Deloitte & Touche LLP

Minneapolis, MN
April 13, 2000